Exhibit 99.1

NEWS RELEASE

Sabre Holdings Reports First Quarter Financial Results

•                  1Q 2005 Diluted EPS (Adjusted) of $0.37

•                  1Q 2005 Diluted EPS (GAAP) of $0.44

•                  1Q 2005 revenue of $582 million, up 8 percent year-over-year

•                  Travelocity gross travel bookings up 27 percent; revenue up 32 percent, packaging revenue up 92 percent, year-over-year

Note: Analyst call today at 9:00 a.m. CDT, at
www.sabre-holdings.com/investor/index.html.

SOUTHLAKE, Texas, May 5, 2005 – Sabre Holdings Corporation (NYSE: TSG) today reported better-than-expected revenue and earnings results for the first quarter of 2005.

The company reported first quarter 2005 diluted earnings per share of $0.37 on an adjusted basis and $0.44 per share on a GAAP basis.  Revenue for the first quarter was $582 million.

“Steady travel demand combined with operational excellence across our portfolio drove solid quarterly financial results, including better-than-expected revenue and earnings,” said Sam Gilliland, chairman and CEO, Sabre Holdings.  “Throughout our businesses, we continued to see excellent performance from initiatives that are bringing us differentiation including packaging, new content and technology.”

SABRE HOLDINGS 1Q 2005

FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures, including adjusting items.)

Revenue: First quarter revenue was $582 million, an increase of 7.8 percent from $540 million in the year-ago quarter.

Operating income: Excluding adjusting items, operating income for the first quarter was $79 million, compared to $83 million in the year-ago quarter.  Operating income on a GAAP basis was $71 million, an increase of 2.5 percent from the same period last year.  The Sabre Travel Network and Sabre Airline Solutions businesses exceeded company expectations.  Travelocity’s North American operation performed very well in the quarter; however, Travelocity incurred a loss, as expected, due to incremental losses from its European operations as well as a change in advertising expense recognition.

Net earnings:  For the first quarter, net earnings, excluding adjusting items, were $49 million, compared to $51 million in the first quarter of 2004.  On a GAAP basis, first quarter net earnings were $58 million compared to $43 million in the year-ago quarter.  Net earnings (GAAP) includes an approximate $13 million positive impact from the sale of an investment in Karavel, a French tour operator.

Adjusted EBITDA:  For the first quarter, adjusted earnings before interest, taxes, depreciation, and amortization was $98 million.

Adjusting items:  Adjusting items for the quarter included approximately
$13 million from the sale of the Karavel investment and $4 million of stock compensation and amortization of intangible assets from mergers and acquisitions, net of tax.

Cash/Debt: The company balance sheet as of March 31, 2005 reflected cash and marketable securities of $739 million. Total debt at the end of the quarter was $590 million, which includes notes and bonds payable of $430 million and a $160 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

For the first quarter, Travelocity gross travel bookings were $1.6 billion, an increase of 27 percent year-over-year.  Revenue was $147 million, a 32 percent increase from the year-ago quarter of $111 million.  Transaction revenue for the quarter was $125 million, an increase of 31.2 percent, year-over-year.  Non-transaction revenue, which includes advertising, corporate, and international joint ventures, was $22 million, a 36.3 percent increase year-over-year.

Other Travelocity metrics for the first quarter (year-over-year):

•                  Air transaction revenue grew 11.4 percent

•                  Non-air transaction revenue grew 47.7 percent

•                  Packaging revenue grew 92 percent

•                  Packaging revenue, as a percent of total transaction revenue, was
27 percent

•                  Hotel room nights across the Travelocity network were up 32.1 percent

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SABRE TRAVEL NETWORK
First quarter revenue from the Sabre Travel Network business was $420 million, an increase of 2.2 percent from $411 million in the year-ago quarter.   Global direct transactions (see note below) in the quarter were 92 million, growth of
2 percent year-over-year.  Of the total direct transactions, approximately 3 million were from non-traditional bookings.

Note: Beginning this quarter, the company revised its global booking metric to better reflect Sabre Travel Network transaction revenue.   Direct transactions are travel reservations made through the Sabre system that generate fees paid directly to the company from travel suppliers, as well as travel agencies and corporate customers.   Indirect bookings from international joint ventures will no longer be included in this metric.

SABRE AIRLINE SOLUTIONS

First quarter revenue from Sabre Airline Solutions was $63 million, an increase of 5.1 percent from $60 million in the year-ago quarter.  Revenue was primarily driven by an increase in sales of license fees and application service provider (ASP) software products.

RECENT BUSINESS HIGHLIGHTS

Sabre Holdings

•                  Acquired and relaunched IgoUgo.com, an online travel community, and introduced the industry’s first travel-specific “keyword” search function to help consumers better research and plan trips.

•                  Repurchased approximately 2.9 million shares of common stock (approximately $61 million) as part of its two share buy back programs.

•                  Announced a quarterly cash dividend of $0.09 payable on May 26, 2005 to shareholders of record at the close of regular trading on the NYSE on May 13, 2005.

Travelocity

•                  Introduced “Customer Championship,” sweeping initiatives grounded in consumer advocacy that build on Travelocity’s legacy of giving travelers information that makes their trips better. The investments include extensive new technology, training, retooled policies, and the introduction of the Travelocity Guarantee and Traveler’s Bill of Rights.

•                  Rolled out its unmatched hotel connectivity technology (third generation) to Hyatt Corporation’s central reservation system allowing the most accurate, up-to-date booking information.

•                  Extended its merchant hotel product to its businesses in Germany and Scandinavia.

•                  Added Magic Your Way Tickets for all Walt Disney World theme parks in Orlando to Travelocity’s dynamic flight+hotel+travel extras TotalTrip shopping engine.

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Sabre Travel Network

•                  Established a joint venture with Gulf Air to further extend products and services in the Middle East.

•                  Grew Synxis’ coverage by 211 hotel properties during the first quarter, which represented 26,000 rooms.

•                  Named World’s Best Global Distribution System for the 11th consecutive year, and “world’s leading travel technology provider” by the World Travel Awards, based on input from more than 150,000 agents from 80,000 travel agencies.

Sabre Airline Solutions

•                  Signed a new 7-year passenger reservations contract with Southwest Airlines

•                  Migrated Aeroflot and Frontier Airlines’ core reservation systems to SabreSonic.

•                  Signed four new SabreSonic deals with carriers in Europe, Asia and the Middle East.

•                  Signed a 5-year deal with Gulf Air for the SabreSonic suite, including passenger management, as part of an agreement to form a joint venture.

•                  Reached an agreement with American Airlines to provide open systems technology for Interline electronic ticketing with alliance partners and other airlines, which helps improve customer service and lower costs.

SABRE HOLDINGS OUTLOOK

2Q 2005

For the second quarter 2005, the company projects revenue to be in the range of $600 million to $620 million.  Diluted earnings per share are expected to be in the range of $0.43 to $0.48 on an adjusted basis, and $0.40 to $0.45 on a GAAP basis.

Full Year 2005

•                                          Reiterated total company revenue growth to approach 10 percent, year-over-year

•                                          Reiterated 2005 earnings per share on an adjusted basis in the range of $1.50 to $1.60.

•                                          Updated earnings per share on a GAAP basis to be in the range of  $1.50 to $1.60, versus previous guidance of $1.41 to $1.51.

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About Sabre Holdings Corporation
Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,800 employees in 45 countries. Full year 2004 revenues totaled $2.1 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this news release and the schedules hereto which are not purely historical facts, including statements about forecasted financial projections or the expected competitive position of Sabre Holdings Corporation, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the integration of any acquired assets, such as acquired technology, into Sabre Holdings Corporation, or risks or uncertainties related to the Company’s revenues being highly dependent on the travel and transportation industries, such as the financial instability or bankruptcy of many of the air carriers and competition from alternative travel distributors, such as online vertical search engines.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-K with the Securities and Exchange Commission.

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Media Contact:	Investor Relations Contact:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

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Sabre Holdings Corporation
Condensed Consolidated Statements of Income -	Unadjusted
(Unaudited - In millions except per share amounts)

	Three months ended March 31,
	2005	2004	Percent

Revenues
Sabre Travel Network	$419.8	$410.8	2.2%
Travelocity	147.1	111.5	32.0%
Sabre Airline Solutions	62.8	59.7	5.1%
Elimination of intersegment revenues	(47.8)	(42.3)	13.0%
Total revenues	581.9	539.8	7.8%

Operating expenses	510.7	470.3	8.6%

Operating income	71.2	69.5	2.5%

Other income (expense)
Interest expense net	(3.2)	(3.2)	1.7%
Other, net	20.7	0.3	**

Minority interest	0.6	0.1	493.4%

Income before provision for income taxes	89.2	66.7	33.6%

Provision for income taxes	31.5	23.7	32.9%

Net earnings	$57.7	$43.0	34.0%

Operating Margin	12.2%	12.9%

Earnings per share- basic	$0.44	$0.31

Earnings per share- diluted	$0.44	$0.31

Weighted average shares -basic	130.3	139.2
Weighted average shares -diluted	130.8	139.6

Sabre Holdings Corporation
Condensed Consolidated Statements of Income -	Adjusted
(Unaudited - In millions except per share amounts)

	Three months ended March 31,
	2005	2004	Percent

Revenues
Sabre Travel Network	$419.8	$410.8	2.2%
Travelocity	147.1	111.5	32.0%
Sabre Airline Solutions	62.8	59.7	5.1%
Elimination of intersegment revenues	(47.8)	(42.3)	13.0%
Total revenues	581.9	539.8	7.8%

Operating expenses	502.5	456.7	10.0%

Operating income	79.4	83.1	(4.4)%

Other income (expense)
Interest expense net	(3.2)	(3.2)	1.7%
Other, net	0.1	0.3	(82.8)%

Minority interest	(0.6)	(0.7)	(14.0)%

Income before provision for income taxes	75.6	79.5	(4.9)%

Provision for income taxes	26.8	28.4	(5.6)%

Net earnings	$48.8	$51.1	(4.5)%

Operating margin	13.7%	15.4%

Earnings per share- basic	$0.37	$0.37

Earnings per share- diluted	$0.37	$0.37

Weighted average shares -basic	130.3	139.2
Weighted average shares -diluted	130.8	139.6

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three Months ended March 31, 2005

(Unaudited, in millions, except percents)

	Three months ended March 31,
	2005	2004	Change*

Unadjusted operating income	$71.2	$69.5	2.5%
Adjusting items:
Travelocity intangible amortization and stock compensation	$2.5	$9.4	(73.9)%
Dillon Communication Systems and Gradient intangible amort and stock comp	$1.6	$2.2	(27.0)%
Sabre Pacific and Gulf Air intangible amortization	$2.6	$1.7	52.2%
Nexion, SynXis and IgoUgo intangible amortization	$1.0	$0.3	265.1%
Airline Solutions intangible amortization and stock compensation	$0.6	$0.0	**
Adjusted operating income	$79.4	$83.1	(4.4)%

Unadjusted other income (expense) and minority interest	$18.0	$(2.8)	(749.6)%
Adjusting items:
Sale of Karavel Investment	$(20.6)	$0.0	**
Impact of adjusting items on minority interests	$(1.2)	$(0.8)	46.9%

Adjusted income before provision for income taxes	$75.6	$79.5	(4.9)%

Unadjusted provision for income taxes	$31.5	$23.7	32.9%
Tax adjusting items	$(4.6)	$4.7	(198.3)%
Adjusted provision for income taxes	$26.8	$28.4	(5.6)%

Adjusted net earnings	$48.8	$51.1	(4.5)%

*                 Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation

Sabre Travel Network

Transactions Summary - First Quarter

(millions)

	1Q05	1Q04	% Change

Transactions	91.8	90.1	1.9%

Geographic
US	58.9	57.6	2.2%
International	32.9	32.5	1.2%
	91.8	90.1	1.9%

Channel
Traditional Agency	80.5	80.2	0.4%
Consumer on-line	11.3	9.9	14.1%
	91.8	90.1	1.9%

Air/Non-Air
Air	79.4	78.2	1.5%
Non-Air	12.4	11.9	4.1%
	91.8	90.1	1.9%

Note: As of the first quarter, 2005, we are now counting as a transaction, any travel reservation that generates a fee paid directly to us including, but not limited to the following: traditional booking fees paid by suppliers, non-traditional transaction fees paid by suppliers, transaction fees paid by travel agencies, and transaction fees paid by corporations related to our online booking tool.

Updated historical quarterly transaction information available on http://www.sabre-holdings.com/investor/highlights/statistics/historical.html

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($in millions)

Operating Income Reconciliation

Sabre Holdings

	1Q 2005	1Q 2004
GAAP Operating Income	$71.2	$69.5
GAAP Operating Margin	12.2%	12.9%

Add: amortization of intangibles	7.8	11.6
Add: stock compensation	0.5	2.0

Adjusted Operating Income	$79.4	$83.1
Adjusted Operating Margin	13.7%	15.4%

Net Earnings Reconciliation

	1Q 2005	1Q 2004

GAAP Net Earnings	$57.7	$43.0
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	4.5	8.0
Less: realized gain on sale of investment in Karavel	(13.4)	—

Adjusted Net Earnings	$48.8	$51.1

GAAP EPS	$0.44	$0.31
Adjusted EPS	$0.37	$0.37

Diluted share count (millions)	130.8	139.6

Adjusted EBITDA Reconciliation

1Q 2005

GAAP Net Earnings	$57.7
Add: taxes	31.5
Add: interest expense	7.6
Less: interest income	(4.4)
Less: other, net (including gain on sale of Karavel investment)	(20.7)
Less: minority interest	(0.6)
Add: depreciation & amortization	27.1

Adjusted EBITDA	$98.3

2005 Guidance

Net Earnings Reconciliation

	2Q 2005 Guidance		FY 2005 Guidance
	Low	High	Low	High

GAAP Net Earnings	$52.2	$58.8	$196.0	$209.1
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	3.8	3.8	14.6	14.6
Less: realized gain on sale of investment in Karavel	—	—	(13.4)	(13.4)

Adjusted Net Earnings	$56.1	$62.6	$197.2	$210.3

GAAP EPS	$0.40	$0.45	$1.50	$1.60
Adjusted EPS	$0.43	$0.48	$1.50	$1.60

Diluted share count (millions)	130.4		131.1